UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement.

On December 4, 2013, the License and Collaboration Agreement, dated February 5, 2010 (the “Agreement”), between Rigel Pharmaceuticals, Inc. (the “Company”) and AstraZeneca AB (“AZ”) was terminated pursuant to notice from AZ. Under the Agreement, AZ was responsible for conducting and funding all future development, regulatory filings, manufacturing and global commercialization of products containing the Company’s oral spleen tyrosine kinase (“SYK”) inhibitors. As previously disclosed, in June 2013, AZ announced the topline results from two Phase 3 clinical trials investigating fostamatinib, the first oral SYK inhibitor in development for rheumatoid arthritis (“RA”). Based on the totality of the results of the Phase 3 program in patients with RA, AZ informed the Company that it would not proceed with regulatory filings. As a result of the termination of the Agreement, all rights to fostamatinib revert to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2013		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary